Exhibit 10.51

Consulting Agreement

Louise Walker

This consulting agreement is entered into between First Northern Bank (“Client) and Louise Walker (“Consultant”) as of February 17, 2026.

BACKGROUND

A.	The Client is of the opinion that the Consultant has the necessary qualifications, experience and abilities to provide consulting services to the Client.

B.	The Consultant is agreeable to providing such consulting services to the Client on the terms and conditions set out in this Agreement.

IN CONSIDERATION OF the matters described above and of the mutual benefits and obligations set forth in this Agreement, the receipt and sufficiency of which consideration is hereby acknowledged, the Client and the Consultant (individually the "Party" and collectively the "Parties" to this Agreement) agree as follows:

SERVICES PROVIDED:

1.	The Client hereby agrees to engage the Consultant to provide the Client with the following consulting services (the "Services"):
a.	First Northern Bank is in need of consulting to the Bank’s operations areas on implementation of a new banking core system. Louise Walker is being engaged as a consultant to fill the role.
b.	Services delivered by Consultant will include:
i.	Support Operations teams to facilitate successful implementation of conversion of core banking system to new vendor FIS.

c.	The timeline for this agreement is planned for completion in mid-November 2026 but timeline is dependent upon implementation schedule and may be subject to revision.
2.	The Services will also include any other consulting tasks which the Parties may agree on. The Consultant hereby agrees to provide such Services to the Client.
3.

The Client agrees to provide Consultant with such systems access is as is necessary for Consultant to be fully effective in commission of her duties (see Confidentiality, Ownership of Intellectual Property for more details).

TIMELINE:

4.	The timeline for this agreement is open-ended, dependent upon successful completion of project. Consultant may be asked to participate in the interview process at discretion of the Client.

a.	The term of this Agreement (the "Term") will begin on the date of this Agreement and will remain in full force and effect until the completion of the Services, which date is yet to be established, or
b.

In the event that either Party wishes to terminate this Agreement prior to the completion of the Services, that Party will be required to provide notice to the other Party. If this agreement is terminated, Client shall only be obligated to pay Consultant for work actually performed prior to the termination date;

c.	The Parties agree to do everything necessary to ensure that the terms of this Agreement take effect.

COMPENSATION:

5.	The Consultant will be compensated by the Client for the Services on a monthly basis at the rate of $16,000.00 per month.
a.	Consultant will be paid through Accounts Payable and receive a 1099 for Services rendered (see Section 10, Capacity/Independent Contractor).

REIMBURSEMENT OF EXPENSES:

6.

The Consultant will be reimbursed from time to time for reasonable and necessary expenses incurred by the Consultant in connection with providing the Services. The Consultant will only be reimbursed for expenses submitted according to the following guidelines:

a.	Consultant will be reimbursed for reasonable travel at the prevailing IRS rate. Mileage must be submitted via an itemized report;
b.	Incidentals (coffee, meals for meetings, etc) will be fully reimbursed on a dollar-for-dollar basis with submission of receipts;

CONFIDENTIALITY:

7.

Consultant may have access to confidential information of Client including, without limitation, trade secrets processes, information, records, Client lists, accounts and/or procedures (“Client Confidential Information”).

a.

Consultant agrees that Consultant will not disclose any of the Client Confidential Information, directly or indirectly to any third-party or use any of the Client Confidential Information in any manner during the term of this Agreement or at any time thereafter, except as specifically required in the performance of Consultant’s obligations under this Agreement for the benefit of Client.

b.

All written and oral information and material disclosed or provided by the Client to the Consultant under this Agreement is Confidential Information regardless of whether it was provided before or after the date of this Agreement or how it was provided to the Consultant.

OWNERSHIP OF INTELLECTUAL PROPERTY:

8.

Consultant may have access to Intellectual Property of Client, including without limitation, Client processes and policies, work product of Consultant on behalf of Client, work product of others in the Bank (“Client Intellectual Property”).

a.

All intellectual property and related material, including any trade secrets, moral rights, goodwill, relevant registrations or applications for registration, and rights in any patent, copyright, trademark, trade dress, industrial design and trade name (the "Intellectual Property") that is developed or produced under this Agreement, is a "work made for hire" and will be the sole property of the Client. The use of the Intellectual Property by the Client will not be restricted in any manner.

b.

The Consultant may not use the Intellectual Property for any purpose other than that contracted for in this Agreement except with the written consent of the Client. The Consultant will be responsible for any and all damages resulting from the unauthorized use of the Intellectual Property.

RETURN OF PROPERTY:

9.

Upon the termination of this Agreement, the Consultant shall immediately deliver to Client all files, records, documents, information and other materials belonging to Client and/or related to Client Confidential Information that are in Consultant’s possession, and/or upon Client’s request destroy or delete copies thereof.

CAPACITY/INDEPENDENT CONTRACTOR:

10.

In providing the Services under this Agreement it is expressly agreed that the Consultant is acting  as an independent contractor and not as an employee. The Consultant and the Client acknowledge that this Agreement does not create a partnership or joint venture between them and is exclusively a contract for service. The Client is not required to pay, or make any contributions to, any social security, local, state or federal tax, unemployment compensation, workers' compensation, insurance premium, profit-sharing, other employee benefits for the Consultant during the Term. The Consultant is responsible for paying, and complying with reporting requirements for, all local, state and federal taxes related to payments made to the Consultant under this Agreement.

NOTICE: All notices, requests, demands or other communications required or permitted by the terms of this Agreement will be given in writing and delivered to the Parties at the following addresses:

First Northern Bank                                              Louise Walker

                         195 N. First Street

                      Dixon, CA 95620

                      Attn: Jeremiah Smith

or to such other address as either Party may from time to time notify the other, and will be deemed to be properly delivered (a) immediately upon being served personally, (b) two days after being deposited with the postal service if served by registered mail, (c) the following day after being deposited with an overnight courier, or (d) sent by email (provided that the sending party includes a “Read Receipt” evidencing the date on which the recipient in fact read the email, which date shall be the date of delivery)

INDEMNIFICATION:

11.

Each Party, as the “indemnifying party”, hereby agrees to indemnify and hold harmless the other Party and its officers, directors, employees, and agents, as the “indemnified parties,” from and against any and all claims, suits, or liabilities, including reasonable attorneys’ fees, that the indemnified parties may sustain or incur as a result of, and to the extent caused by, (i) the negligent acts or omissions or willful misconduct of, and/or (ii) the performance of this Agreement by, the indemnifying party or its officers, directors, employees, or agents. This Section shall survive the expiration or termination of the Agreement.

MODIFICATION OF AGREEMENT:

12.

Any amendment or modification of this Agreement or additional obligation assumed by either Party in connection with this Agreement will only be binding if evidenced in writing signed by each Party or an authorized representative of each Party.

GOVERNING  LAW:

13.	This Agreement will be governed by and construed in accordance with the laws of the State of California.

SEVERABILITY:

14.

In the event that any of the provisions of this Agreement are held to be invalid or unenforceable in whole or in part, all other provisions will nevertheless continue to be valid and enforceable with the invalid or unenforceable parts severed from the remainder of this Agreement.

WAIVER:

15.

The waiver by either Party of a breach, default, delay or omission of any of the provisions of this Agreement by the other Party will not be construed as a waiver of any subsequent breach of the same or other provisions.

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This Agreement may be executed in counterparts, each of which shall be deemed to be an original. IN WITNESS WHEREOF the Parties have duly affixed their signatures:

/s/ Jeremiah Smith                 March 16, 2026

   Jeremiah Smith                               Date

   First Northern Bank

/s/ Louise Walker                   March 16, 2026

   Louise Walker                                 Date

   Consultant